Exhibit 99.1

DIRECTORS RESOLUTIONS

OF

DUONAS CORP.

(the “Company”)

WHEREAS:

A.	Mr. Vladyslav Beinars has consented to step down as an officer and as a Member of the Board of Directors of the Company.

B.	Mr. WU Zihua has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company

C.	Mr. Chen Zhongpeng has consented to act as the new Director.

BE IT RESOLVED THAT:

D.	Mr. Vladyslav Beinars stepped down as an officer and as a Member of the Board of Directors of the Company.

E.	Mr. WU Zihua has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company

F.	Mr. Chen Zhongpeng has consented to act as the new Director.

Effective date: November 2, 2017

/s/ Vladyslav Beinars
Vladyslav Beinars

/s/ WU Zihua
WU Zihua

/s/ Chen Zhongpeng
Chen Zhongpeng

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